Exhibit 99.1

Investors

Louis Alterman

404-748-7650

678-472-3252

altermanlo@corp.earthlink.com

Media

Michele Sadwick

404-748-7255

404-769-8421

sadwick@corp.earthlink.com

EARTHLINK ANNOUNCES FOURTH QUARTER AND FULL YEAR 2012 RESULTS

Provides Full Year 2013 Revenue and Adjusted EBITDA Guidance

ATLANTA — February 19, 2013 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its fourth quarter and full year ended December 31, 2012.

Highlights for the fourth quarter include:

•                  Net income of $0.0 million or $0.00 per share

•                  Adjusted EBITDA (a non-GAAP measure) of $66.5 million

•                  Net cash provided by operating activities of $12.5 million

•                  Unlevered free cash flow (a non-GAAP measure) of $(0.2) million

•                  Ending cash and marketable securities balance of $204.5 million

“We continue to accelerate our transformation to a nationwide provider of IT services. To capitalize on the growing demand in this rapidly emerging marketplace, we are also continuing the process of optimizing the cost structure in our traditional telecom services, while aggressively investing in our IT services, MPLS and hosted voice growth businesses,” said EarthLink Chairman and Chief Executive Officer Rolla P. Huff. “EarthLink’s go-to-market approach is evolving to put additional focus on larger strategic markets that align with our cloud services and network infrastructure, as well as on customers with the highest propensity to find value in our deep portfolio of IT services.”

Financial and Operating Results

EarthLink reported revenue of $331.6 million for the fourth quarter of 2012 and $1.35 billion for the full year 2012. Fourth quarter revenue included an $8 million credit from a successful customer settlement, as well as a $2 million favorable credit to operating expenses.

Business services segment revenue comprised 77% of EarthLink’s revenue in the fourth quarter of 2012. On a pro-forma basis, for the full year 2012 business services segment revenue declined 4.9% over full year 2011, an improvement versus the 7.8% decline in 2011 versus 2010. EarthLink’s retail growth business reached an approximate $140 million annualized revenue run rate in the fourth quarter of 2012, with a year-over-year organic growth rate of approximately 21% percent. EarthLink’s consumer segment continues to perform well. Subscriber churn in the consumer segment was 2.3% for the fourth quarter of 2012 compared to 2.5% in the third quarter of 2012 and 2.6% in the fourth quarter of 2011.  Broadband services comprised 68% of consumer access revenue in the fourth quarter of 2012.

EarthLink’s selling, general and administrative expenses were $111.3 million, or 34% of revenue for the fourth quarter of 2012, and $437.8 million, or 33% of revenue for the full year 2012. This compares to expenses of $110.6 million, or 32% of revenue, for the fourth quarter of 2011 and $406.4 million, or 31% of revenue, for the full year 2011.

Profitability and Other Financial Measures

Net income was $0.0 million, or $0.00 per share, in the fourth quarter of 2012 and $7.5 million, or $0.07 per share, for the full year 2012. These compared to net income of $4.2 million, or $0.04 per share, in the fourth quarter of 2011 and $34.6 million, or $0.32 per share, for the full year 2011.

EarthLink generated Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $66.5 million in the fourth quarter of 2012 and $280.0 million for the full year 2012. This compares to Adjusted EBITDA of $81.6 million in the fourth quarter of 2011 and $330.7 million for the full year 2011.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $12.5 million in the fourth quarter of 2012 and $191.1 million for the full year 2012. This compared to net cash provided by operating activities of $29.8 million in the fourth quarter of 2011 and $146.2 million for the full year 2011.

EarthLink generated unlevered free cash flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $(0.2) million during the fourth quarter of 2012 and $132.7 million for the full year 2012. This compared to unlevered free cash flow of $50.6 million during the fourth quarter of 2011 and $228.8 million for the full year 2011. EarthLink’s capital expenditures were $66.6 million for the fourth quarter of 2012 and $147.4 million for the full year 2012. The fourth quarter and full year 2012 included $27.2 million of capital expenditures related to the data center and fiber network expansion projects announced in October 2012.

As of December 31, 2012, the company had cash and marketable securities of $204.5 million. The company made $5.2 million of dividend payments to shareholders in the fourth quarter of 2012 for a total of $21.1 million of dividend payments to shareholders during the full year 2012. EarthLink repurchased 1.9 million shares of common stock at an average price of $6.60 per share in the fourth quarter of 2012, and repurchased 3.7 million shares of common stock at an average price of $6.78 per share for the full year 2012. During the fourth quarter of 2012, EarthLink used $33.5 million to redeem $32.5 million aggregate principal amount of its ITC^DeltaCom notes at a redemption price of 103%.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

Today EarthLink announced guidance for the full year 2013. Management expects revenue of $1.250 to $1.265 billion; Adjusted EBITDA of $210 million to $225 million; capital expenditures of $140 million to $155 million; and net loss of $(45) million to $(40) million for the full year 2013.

Non-GAAP Measures

Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs.  Unlevered free cash flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less cash used for purchases of property and equipment.

Adjusted EBITDA and unlevered free cash flow are non-GAAP financial measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 3 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial measures.

Conference Call for Analysts and Investors

Conference Call Details

Tuesday, February 19, 2013, at 8:30 a.m. ET hosted by EarthLink’s Chairman and Chief Executive Officer Rolla P. Huff, and Chief Financial Officer Bradley A. Ferguson.

Dial-in Number	800-706-0730

Participants should reference the conference ID number 94542548 or “EarthLink’s 4th Quarter 2012 Conference Call” and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at: http://ir.earthlink.net/

Presentation

An investor presentation to accompany the conference call and webcast will be available at: http://ir.earthlink.net/

Replay

Replay available from 11:30 a.m. ET on February 19 through 12:00 p.m. midnight on February 26, 2013. Dial toll-free 855-859-2056. The replay confirmation code is 94542548.

The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm

2013 Annual Meeting

EarthLink has scheduled its 2013 Annual Meeting of Stockholders for Tuesday, April 23, 2013.

About EarthLink

EarthLink, Inc. (NASDAQ: ELNK) is a leading IT services and communications provider to more than 150,000 businesses and one million consumers nationwide. EarthLink empowers customers with managed services including cloud computing, managed and private cloud, and virtualization services such as managed hosting and cloud workspace. EarthLink also offers a robust portfolio of IT security, application hosting, colocation and IT support services. The company operates an extensive network spanning 28,800 route fiber miles with 90 metro fiber rings and 4 secure data centers providing ubiquitous nationwide data and voice IP service coverage across more than 90 percent of the country. Founded in 1994, EarthLink’s award-winning reputation for outstanding service and product innovation is supported by an experienced team of professionals focused on best-in-class customer care.  For more information, visit EarthLink’s website at www.earthlink.net.

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation (1) that we may not be able to execute our strategy to be an IT services company for small and medium-sized businesses with IT and network security needs, which could adversely affect our results of operations and cash flows; (2) that we may not be able to grow revenues from our evolving Business Services product portfolio to offset declining revenues from our legacy Business Services products and from our Consumer Services segment, which could adversely affect our results of operations and cash flows; (3) that we may not be able to develop the optimal sales model necessary to implement our business strategy; (4) that we may be unsuccessful integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (5) that if we are unable to adapt to changes in technology and customer demands, we may not remain competitive, and our revenues and operating results could suffer; (6) that our failure to achieve operating efficiencies will adversely affect our results of operations; (7) that as a result of our continuing review of our business, we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (8) that unfavorable general economic conditions could harm our business; (9) that we may be unable to successfully identify, manage and assimilate future acquisitions, which could adversely affect our results of operations; (10) that we face significant competition in the IT services and communications industry that could reduce our profitability; (11) that decisions by legislative and regulatory authorities, including the Federal Communications Commission, relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (12) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (13) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (14) that we may experience reductions in switched access and reciprocal compensation revenue; (15) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (16) that we have substantial business relationships with several large telecommunications carriers, and some of our customer agreements may not continue due to financial difficulty, acquisitions, non-renewal or other factors, which could adversely affect our wholesale revenue and results of operations; (17) that we obtain a majority of our network equipment and software from a limited number of third-party suppliers; (18) that work stoppages experienced by other communications companies on whom we rely for service could adversely impact our ability to provision and service our customers; (19) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (20) that our consumer business is dependent on the availability of third-party network service providers; (21) that we face significant competition in the Internet access industry that could reduce our profitability; (22) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (23) that potential regulation of Internet service providers could adversely affect our operations; (24) that if we, or other industry participants, are unable to successfully defend against disputes or legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (25) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (26) that we may not be able to protect our intellectual property; (27) that we may be unable to hire and retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (28) that our business depends on effective business support systems and processes; (29) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (30) that cyber security breaches could harm our business; (31) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (32) that government regulations could adversely affect our business or force us to change our business practices; (33) that regulatory audits have in the past, and could in the future, result in increased costs; (34) that our business may suffer if third parties are unable to provide services or terminate their relationships with us; (35) that we may be required to recognize impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position;  (36) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (37) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; (38) that we may require substantial capital to support business growth or refinance existing indebtedness, and this capital may not be available to us on acceptable terms, or at all; (39) that our debt agreements include restrictive covenants, and failure to comply with these covenants could trigger acceleration of payment of outstanding indebtedness; (40) that we may reduce, or cease payment of, quarterly cash dividends; (41) that our stock price may be volatile; and (42) that provisions of our third restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of control of the company. These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2011.

EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations (1)

(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012

Revenues	$350,237	$331,637	$1,314,104	$1,348,977
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	161,079	156,148	590,486	641,621
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	110,572	111,270	406,358	437,803
Depreciation and amortization	46,747	46,405	160,083	183,304
Restructuring, acquisition and integration-related costs (2)	7,551	4,508	32,068	18,244
Total operating costs and expenses	325,949	318,331	1,188,995	1,280,972
Income from operations	24,288	13,306	125,109	68,005
Interest expense and other, net	(16,443)	(15,157)	(70,640)	(63,416)
Income (loss) before income taxes	7,845	(1,851)	54,469	4,589
Income tax (provision) benefit	(3,694)	1,842	(19,902)	2,931
Net income (loss)	$4,151	$(9)	$34,567	$7,520
Net income (loss) per share
Basic	$0.04	$—	$0.32	$0.07
Diluted	$0.04	$—	$0.32	$0.07
Weighted average common shares outstanding
Basic	106,650	103,393	108,098	105,221
Diluted	107,202	103,393	108,949	105,983

Dividends declared per share	$0.05	$0.05	$0.20	$0.20

EARTHLINK, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31, 2011	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$211,783	$157,621
Marketable securities	28,606	42,073
Restricted cash	1,781	1,013
Accounts receivable, net of allowance of $7,323 and $7,872 as of December 31, 2011 and 2012, respectively	114,757	112,765
Prepaid expenses	13,163	17,171
Deferred income taxes, net	38,437	15,954
Other current assets	23,530	20,303
Total current assets	432,057	366,900
Long-term marketable securities	1,001	4,778
Property and equipment, net	389,549	418,966
Long-term deferred income taxes, net	172,376	195,012
Goodwill	378,235	379,415
Other intangible assets, net	285,361	214,685
Other long-term assets	21,872	19,654
Total assets	$1,680,451	$1,599,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,023	$18,792
Accrued payroll and related expenses	29,090	31,003
Other accrued liabilities	126,841	129,572
Deferred revenue	61,440	51,690
Current portion of long-term debt and capital lease obligations	1,655	1,375
Total current liabilities	235,049	232,432
Long-term debt and capital lease obligations	653,765	614,890
Other long-term liabilities	38,493	33,284
Total liabilities	927,307	880,606
Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2011 and 2012	—	—

Common stock, $0.01 par value, 300,000 shares authorized, 196,202 and 196,919 shares issued as of December 31, 2011 and 2012, respectively, and 106,193 and 102,739 shares outstanding as of December 31, 2011 and 2012, respectively	1,962	1,969
Additional paid-in capital	2,071,298	2,057,974
Accumulated deficit	(613,668)	(606,148)
Treasury stock, at cost, 90,009 and 94,180 shares as of December 31, 2011 and 2012, respectively	(706,434)	(735,003)
Accumulated other comprehensive income (loss)	(14)	12
Total stockholders’ equity	753,144	718,804
Total liabilities and stockholders’ equity	$1,680,451	$1,599,410

EARTHLINK, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA (3)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012

Net income (loss)	$4,151	$(9)	$34,567	$7,520
Interest expense and other, net	16,443	15,157	70,640	63,416
Income tax provision (benefit)	3,694	(1,842)	19,902	(2,931)
Depreciation and amortization	46,747	46,405	160,083	183,304
Stock-based compensation expense	3,012	2,259	13,466	10,462
Restructuring, acquisition and integration-related costs (2)	7,551	4,508	32,068	18,244
Adjusted EBITDA (3)	$81,598	$66,478	$330,726	$280,015

EARTHLINK, INC.

Reconciliation of Net Income (Loss) to Unlevered Free Cash Flow (3)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012

Net income (loss)	$4,151	$(9)	$34,567	$7,520
Interest expense and other, net	16,443	15,157	70,640	63,416
Income tax provision (benefit)	3,694	(1,842)	19,902	(2,931)
Depreciation and amortization	46,747	46,405	160,083	183,304
Stock-based compensation expense	3,012	2,259	13,466	10,462
Restructuring, acquisition and integration-related costs (2)	7,551	4,508	32,068	18,244
Purchases of property and equipment	(31,000)	(66,631)	(101,967)	(147,360)
Unlevered Free Cash Flow (3)	$50,598	$(153)	$228,759	$132,655

EARTHLINK, INC.

Reconciliation of Net Cash Flows from Operating Activities to Unlevered Free Cash Flow (3)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012

Net cash provided by operating activities	$29,754	$12,527	$146,234	$191,055
Income tax provision (benefit)	3,694	(1,842)	19,902	(2,931)
Non-cash income taxes	(4,274)	(878)	(16,125)	1,707
Interest expense and other, net	16,443	15,157	70,640	63,416
Amortization of debt discount, premium and issuance costs	(1,446)	475	(11,136)	1,945
Restructuring, acquisition and integration-related costs (2)	7,551	4,508	32,068	18,244
Changes in operating assets and liabilities	27,355	36,070	89,562	6,469
Purchases of property and equipment	(31,000)	(66,631)	(101,967)	(147,360)
Other, net	2,521	461	(419)	110
Unlevered Free Cash Flow (3)	$50,598	$(153)	$228,759	$132,655

Net cash provided by (used in) investing activities	$(63,795)	$(65,110)	$141,594	$(163,836)
Net cash used in financing activities	$(269,486)	$(51,589)	$(318,997)	$(81,381)

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measure (3)

(in millions)

Year Ending
December 31, 2013

Net loss	$(45) - $(40)
Interest expense and other, net	58
Income tax benefit	(27) - (21)
Depreciation and amortization	189 - 193
Stock-based compensation expense	17
Restructuring, acquisition and integration-related costs (2)	18
Adjusted EBITDA (3)	$210 - $225

EARTHLINK, INC.

Supplemental Schedule of Segment Information (4)

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012

Business Services
Revenues	$262,530	$256,460	$938,259	$1,031,267
Cost of revenues (excluding depreciation and amortization)	133,679	131,000	473,004	536,519
Gross margin	128,851	125,460	465,255	494,748
Direct segment operating expenses	85,374	86,757	301,995	341,258
Segment operating income	$43,477	$38,703	$163,260	$153,490
Consumer Services
Revenues	$87,707	$75,177	$375,845	$317,710
Cost of revenues (excluding depreciation and amortization)	27,400	25,148	117,482	105,102
Gross margin	60,307	50,029	258,363	212,608
Direct segment operating expenses	18,036	17,799	73,293	67,526
Segment operating income	$42,271	$32,230	$185,070	$145,082
Consolidated
Revenues	$350,237	$331,637	$1,314,104	$1,348,977
Cost of revenues	161,079	156,148	590,486	641,621
Gross margin	189,158	175,489	723,618	707,356
Direct segment operating expenses	103,410	104,556	375,288	408,784
Segment operating income	85,748	70,933	348,330	298,572
Depreciation and amortization	46,747	46,405	160,083	183,304
Restructuring, acquisition and integration-related costs	7,551	4,508	32,068	18,244
Corporate operating expenses	7,162	6,714	31,070	29,019
Income from operations	$24,288	$13,306	$125,109	$68,005

EARTHLINK, INC.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012

Business Services
Retail services	$214,083	$209,824	$760,158	$845,664
Wholesale services	37,309	38,987	136,224	151,910
Other services	11,138	7,649	41,877	33,693
Total revenues	262,530	256,460	938,259	1,031,267
Consumer Services
Access services	74,618	63,091	323,998	269,533
Value-added services	13,089	12,086	51,847	48,177
Total revenues	87,707	75,177	375,845	317,710
Total Revenues	$350,237	$331,637	$1,314,104	$1,348,977

EARTHLINK, INC.

Supplemental Financial Data

	December 31,	June 30,	September 30,	December 31,
	2011	2012	2012	2012
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$241,390	$257,964	$310,165	$204,472
Debt (5)	624,800	624,800	624,800	592,300
Stockholders’ equity	753,144	745,023	734,721	718,804

Employee Data
Number of employees at end of period (6)	3,241	3,120	3,264	3,205

EARTHLINK, INC.

Consumer Services Operating Metrics

	December 31,	June 30,	September 30,	December 31,
	2011	2012	2012	2012
Consumer Subscriber Detail
Narrowband access subscribers	741,000	676,000	650,000	626,000
Broadband access subscribers	609,000	568,000	547,000	526,000
Total consumer subscribers	1,350,000	1,244,000	1,197,000	1,152,000

	Three Months Ended
	December 31,	June 30,	September 30,	December 31,
	2011	2012	2012	2012
Consumer Subscriber Activity
Subscribers at beginning of period	1,410,000	1,295,000	1,244,000	1,197,000
Gross organic subscriber additions	48,000	37,000	44,000	34,000
Churn	(108,000)	(88,000)	(91,000)	(79,000)
Subscribers at end of period	1,350,000	1,244,000	1,197,000	1,152,000

Consumer Metrics
Average consumer subscribers (7)	1,379,000	1,270,000	1,218,000	1,175,000
ARPU (8)	$21.20	$21.17	$21.27	$21.32
Churn rate (9)	2.6%	2.3%	2.5%	2.3%

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

(1)         On April 1, 2011, EarthLink completed its acquisition of One Communications, a privately-held, multi-regional integrated telecommunications solutions provider serving customers in the northeast, mid-Atlantic and upper midwest sections of the United States. The results of operations of One Communications have been included in EarthLink’s consolidated financial statements since the acquisition date.

(2)         Restructuring, acquisition and integration-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2012	2011	2012

Severance and retention costs	$2,852	$956	$16,460	$6,067
Transaction-related costs	889	33	5,756	1,399
Integration-related costs	3,210	3,508	4,044	10,452
Facility-related costs	842	(12)	5,530	479
Acquisition and integration-related costs	7,793	4,485	31,790	18,397
Facility exit and restructuring costs	(242)	23	278	(153)
Restructuring, acquisition and integration-related costs	$7,551	$4,508	$32,068	$18,244

Acquisition and integration-related costs consist of costs related to EarthLink’s acquisitions. Such costs include: 1) severance and retention costs;  2) transaction-related costs, which are direct costs incurred to effect a business combination, such as advisory, legal, accounting, valuation and other professional fees; 3) costs to settle postcombination stock awards; 4) integration-related costs, such as system conversion, rebranding costs and integration-related consulting and employee costs; and 5) facility-related costs, such as lease termination and asset impairments. We expect to incur restructuring charges of approximately $10 million in the first quarter of 2013 driven by timing of severance around sales and marketing actions.

Facility exit and restructuring costs consist of costs incurred for EarthLink’s restructuring plans. In August 2007, EarthLink adopted a restructuring plan (the “2007 Plan”) to reduce costs and improve the efficiency of the Company’s operations. The 2007 Plan was the result of a comprehensive review of operations within and across the Company’s functions and businesses. Under the 2007 Plan, the Company reduced its workforce by approximately 900 employees, closed office facilities in Orlando, Florida; Knoxville, Tennessee; Harrisburg, Pennsylvania and San Francisco, California and consolidated its office facilities in Atlanta, Georgia and Pasadena, California. The 2007 Plan was primarily implemented during the latter half of 2007 and during the year ended December 31, 2008. However, there have been and may continue to be changes in estimates to amounts previously recorded.

(3)         Adjusted EBITDA is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs.  Unlevered Free Cash Flow is defined as net income (loss) before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less purchases cash used for of property and equipment.

Adjusted EBITDA and Unlevered Free Cash Flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business and determine bonuses. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period’s results and provides a better measure of comparability. There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies.  Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

(4)         The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides a comprehensive suite of communications and technology services, including voice, data, managed network services, cloud hosting and equipment services, to business customers. The Company’s Consumer Services segment provides nationwide Internet access and related value-added services to residential customers.

The Company presents its Business Services revenue in the following three categories: (1) retail services, which includes data, voice and managed IT services; (2) wholesale services, which includes the sale of transmission capacity to other telecommunications carriers; and (3) other services, which includes the sale of customer premises equipment and web hosting. The Company presents its Consumer Services revenue in the following two categories: (1) access services, which includes include narrowband and broadband Internet access services and (2) value-added services, which includes revenues from ancillary services sold as add-on features to EarthLink’s Internet access services, such as security products, premium email only, home networking, email storage and Internet call waiting; search revenues; and advertising revenues.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring, acquisition and integration-related costs, as they are not evaluated in the measurement of segment performance.

(5)         Debt represents the principal amount of EarthLink’s Senior Notes, EarthLink’s Convertible Senior Notes and ITC^DeltaCom’s Senior Secured Notes. Below is a summary of the carrying amount of EarthLink’s debt (in thousands):

	December 31,	June 30,	September 30,	December 31,
	2011	2012	2012	2012
EarthLink Senior Notes - Principal	$300,000	$300,000	$300,000	$300,000
EarthLink Senior Notes - Discount	(9,779)	(9,310)	(9,067)	(8,818)
ITC^DeltaCom Senior Secured Notes - Principal	324,800	324,800	324,800	292,300
ITC^DeltaCom Senior Secured Notes - Premium	22,056	19,780	18,622	15,694
Carrying amount of debt	$637,077	$635,270	$634,355	$599,176

(6)         Represents full-time equivalents.

(7)         Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the quarterly period.

(8)         ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

(9)         Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.